FracFlow Biotechnologies LP

Exhibit 10.1

LETTER OF INTENT TO LICENSE INTELLECTUAL PROPERTY

INTRODUCTORY

This letter confirms your and our mutual intention with respect to the potential licensing of intellectual property identified herein and upon terms and conditions described herein. Having completed satisfactory due diligence, this letter records the desire of the parties to co-operate in entering into a License Agreement between them upon mutually acceptable terms.

THE PARTIES

FRACFLOW BIOTECHNOLOGIES LP of 100 Midland Drive, Dieppe, New Brunswick, Canada a limited partnership in Canada (“Licensor”).

AND:

AMERICAN XANTHAN CORPORATION                     of                1749                Pioneer Avenue,         Suite 1749
Cheyenne, Wyoming, USA, incorporated in the State of Wyoming (“Licensee”).

Collectively referred to herein as (“the Parties”).

BACKGROUND

1.	Licensor over a number of years developed a unique next generation method for manufacturing Xanthan gum from Potato pulp (“the Technology”).

2.
Licensor has protection of its intellectual property rights to such manufacturing techniques and also to processes derived therefrom or which use all or any part of its intellectual property by a filed patent application.

3.	Licensee wishes to develop, manufacture, market and distribute its own specialized Xanthan products within the agreed territory and to the agreed market segment.

4.
The parties wish to identify the basic terms of formal licensing documentation to be prepared and entered into between them as will achieve their respective intents and result in Licensee having access to all or part of the intellectual property of the Licensor upon agreed terms.

5.	It is proposed that all agreements be finalized and signed not later than June 31, 2014.

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PRELIMINARY LEGAL CONSIDERATIONS

6.
This Letter of Intent is not to be read or regarded as creating legally binding obligations between the parties. It is not capable of giving rise to any ground for a party to institute legal proceedings of any kind against another party other than to enforce any obligation of confidentiality.

7.
By signing this Letter of Intent, the parties signify their unqualified intention to proceed without delay to give  effect  to  their  expressed  intentions  by  negotiating  and  preparing  licensing  and  other documentation for approval by their respective Boards and subsequent signing.

8.
The legal relationship between the parties is entirely that of independent contractors. No partnership or joint venture or agency or relationship other than that of independent contractor shall come into existence at any time.

9.
Each party will provide at closing a legal opinion from a competent senior lawyer in its place of registration that the transaction and each part thereof does not contravene any relevant law binding on that party.

FORMS OF LICENSE

10.	The form of license to be granted by the Licensor will either be:
[ a ]        Foundation license granting exclusivity;
[ b ]        General license granting no exclusivity.

11.	The scope of the license granted by the Licensor will either be:

[ a ]	Market license covering specific market segments within named countries only as specified in Annexure ‘A’ hereto;

[ b ]	Territory license covering only all market segments within named countries as specified in Annexure ‘A’ hereto;

12.	In all cases, the license term is to be yearly until expiry of the patent expiry held by the Licensor in that country and is terminable by the Licensee with twelve (12) months notice.

FINANCIAL TERMS

13.	Upon execution of a licensing agreement between the Parties the Licensee will pay the Licensor the following license fees for the territory:

[ a ]        Implementation fee of $500,000 payable upfront;

[ b ]        License fee of $500,000 payable yearly;

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FracFlow Biotechnologies LP

14.	In the case of a Market license covering only a specific market within the named territories the financial terms described in paragraph 12 hereof are discounted by one-fifth (20.0%).

15.	In the case of a Territory license covering multiple territories the financial terms described in paragraph 12 hereof as they apply to each additional territory are discounted by one-third (33.33%).

16.	In the case of a Global License covering all territories the financial terms described in paragraph 12 hereof are multiplied by five (5).

17.
ln the case of a Foundation License granting a period of exclusivity, an additional upfront fee shall be paid by the Licensee to the Licensor in respect of each named territory calculated according to a formula to be mutually agreed to between the Licensor and Licensee.

18.
The perpetual obligation to pay the Licensor on-going fees may be bought out by the Licensee at any time for the amount determined by a mutually agreed upon independent third party patent valuation service.

DOCUMENTATION

19.	The license agreement is to grant the following minimum rights in respect of the Technology to the Licensee in relation to the manufacturing of Xanthan gum products:

(a)	Right to use the Technology including all or part of the intellectual property owned by the Licensor for the agreed purposes;

(b)	Right to use agreed trademarks of the Licensor including the description FracFlow;

(c)	Right to use copyright materials of the Licensor,

20.	The license may be accompanied by the following ancillary agreement to be completed by the Licensee with the Licensor, its third party business partners:

[ a ]
Product Implementation Agreement covering skilled product technicians and actuarial services to be provided by both Parties for a term of three (3) months according to an agreed project plan and specified project management services to be provided by Ernst & Young LP;

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GENERAL PROVISIONS

21.	Included Terms

The license agreement governs all use of the Technology including the primary use being the manufacturing of Xanthan gum from potato pulp and all other ancillary uses.

22.	Excluded Terms

The grant of rights under the license agreement shall not include the following:

(a)	The right of the Licensee to sub-license the Technology or all or any part of the intellectual property owned by the Licensor;

(b)	The right of the Licensee to assign or transfer the license without the written consent of the Licensor;

(c)	Any warranty by the Licensor as to suitability of the Technology for the use contemplated by the Licensee or its compliance with local laws within the licensed territory.

23.	Rights of the Licensee

Nothing in the license agreement shall impose on the Licensee the following obligations:

(a)	Minimum performance requirements to maintain or preserve license rights other than timely payment of license fees.

24.	Rights of the Licensor

Nothing in the license agreement shall prevent the Licensor from the following:

(a)
Using the Technology or any or all of its intellectual property in a  controlled  entity  to manufacture products for any market segment or within any territory either alone or in conjunction with business partners or joint venturers;

(b)	Developing, filing and separately licensing variations on the Technology which are the subject of additional or new patent applications or grants;

(c)	Assigning, selling or transferring any or all of its rights and obligations as Licensor to third parties without consent.

25.	Confidentiality

Each party will maintain confidentiality as to the proposed licensing arrangement until legally binding agreements are entered into. However, disclosure can be made on terms agreed to by both parties or as permitted in the binding agreements, or as may be required by applicable law.

26.	Preparation of Documentation

Licensor will promptly on completion of due diligence provide initial draft licensing documentation described above conforming with the intention of the parties expressed in this Letter of Intent.

27.	Conduct of the Parties

Prior to execution of the licensing agreement the Licensor shall diligently pursue prosecution of its current patent portfolio and not allow any patent rights to go abandoned.

28.	Currency

All references to dollars ($) are U.S. dollars (USD) currency.

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29.	Governing Law

This Letter of Intent is governed by the laws of the Province of New Brunswick and the Parties submit to the exclusive jurisdiction of the Courts of New Brunswick, Canada.

SIGNED by the representatives of the parties on December 18, 2013.

SIGNED on behalf of FracFlow Biotechnologies LP	)
)
by CHASE BANCROFT	)
its GENERAL PARTNER:	)	CHASE BANCROFT
Signature

SIGNED on behalf of American Xanthan Corporation	)
)
by ALEX LIU	)
its CHIEF EXECUTIVE OFFICER:	)	ALEX LIU
Signature

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FracFlow Biotechnologies LP

Annexure A
Forming part of the Letter of Intent to License Intellectual Property

The specified markets within the territory are:
1. Shale oil & gas hydro-fracturing Xanthan gum.

The defined territories are:
1. United States
2. Canada

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